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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

                                  July 27, 2001
                        (date of earliest event reported)

                   WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.
                    as Depositor and Master Servicer under a
                         Pooling and Servicing Agreement
                            dated as of July 1, 2001
                          providing for the issuance of

                                  $502,478,000

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-9

           Delaware                 333-57794-06           94-2528990

           (State or other          (Commission            (IRS Employer
           jurisdiction of          File Number)           Identification
           Incorporation)                                  Number)

                             75 NORTH FAIRWAY DRIVE
                          VERNON HILLS, ILLINOIS 60061
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                                 (847) 549-6500




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Item 1.  Changes in Control of Registrant. Not applicable.

Item 2.  Acquisition or Disposition of Assets. Not applicable.

Item 3.  Bankruptcy or Receivership. Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant. Not applicable.

Item 5.  Other Events. Not applicable.

Item 6.  Resignation of Registrant's Directors. Not applicable.

Item 7.  Financial Statements and Exhibits.

The following exhibit is filed herewith:

         7.1 Pooling and Servicing Agreement between Washington Mutual Mortgage Securities Corp., as Depositor and Master Servicer, and State Street Bank and Trust Company, as Trustee, dated as of July 1, 2001.

Item 8.  Change in Fiscal Year. Not applicable.

Item 9.  Regulation FD Disclosure. Not applicable.

                                       2



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 10, 2001

                                       WASHINGTON MUTUAL MORTGAGE SECURITIES
                                       CORP.
                                       (Registrant)

                                       By: /s/ Richard Careaga
                                       -----------------------------------
                                       Richard Careaga
                                       Second Vice President and
                                       Assistant General Counsel
                                       (Authorized Officer)



                          STATEMENT OF DIFFERENCES
                          ------------------------

 The registered trademark symbol shall be expressed as.................. 'r'
 The dagger symbol shall be expressed as................................ 'D'
 The Greek letter delta shall be expressed as........................... [D]
 The Greek lower case letter gamma shall be expressed as................ [g]
 The Greek lower case letter delta shall be expressed as................ [d]
 The Greek lower case letter alpha shall be expressed as................ [a]
 Characters normally expressed as superscript shall be preceded by...... 'pp'
 Characters normally expressed as subscript shall be preceded by........ [u]
 The less-than-or-equal-to sign shall be expressed as................... <=
 The greater-than-or-equal-to sign shall be expressed as................ >=